EXHIBIT 10(z)

THIRD AMENDMENT
TO SENIOR SUBORDINATED LOAN DOCUMENTS

        This THIRD AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS (the “Third Amendment”) is made and entered into as of April 26, 2002, between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and its subsidiaries party hereto (the Company and its subsidiaries are referred to individually as a “Loan Party” and collectively as the “Loan Parties”), jointly and severally, as borrowers; and WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”), Emilie D. Wierda Living Trust dated 3/1/94, William Beckman, Thomas Wallace, the Craig Wierda Grantor Retained Annuity Trust, dated January 31, 1994, and the Emilie Wierda Grantor Retained Annuity Trust, dated January 31, 1994, as the lenders.

R E C I T A L S

        A.        Pursuant to that certain Senior Subordinated Loan Agreement dated as of July 21, 2000 (the “Original Loan Agreement”) between the Loan Parties and certain other then existing subsidiaries of the Company (the “Original Loan Parties”), as borrowers, and WBMCF, WBMCF purchased a promissory note of the Original Loan Parties having a principal amount of $30,000,000.

        B.        On April 17, 2001, pursuant to the First Amendment, the parties thereto agreed to amend selected provisions of the Original Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the First Amendment Senior Subordinated Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,000,000.

        C.        On December 6, 2001, pursuant to the Second Amendment (together with the Original Loan Agreement and the First Amendment, the “Loan Agreement”), the parties thereto agreed to amend selected provisions of the Loan Agreement and Registration Rights Agreement and to make provision for the purchase of the Second Amendment Senior Subordinated Secured Notes of the Original Loan Parties by certain Lenders, having an aggregate principal amount of $3,400,000.

        D.        On January 14, 2002, WBMCF consented to the consolidation (the “Consolidation”) of certain Original Loan Parties pursuant to which the Loan Parties were the only entities to continue their corporate or limited liability company, as may be applicable, existence. Pursuant to the terms of the Consolidation, the Company has assumed all of the obligations of the Original Loan Parties which were dissolved as a result of the Consolidation (the “Dissolved Loan Parties”), including, without limitation, all obligations of the Dissolved Loan Parties under the Loan Agreement and all other Senior Subordinated Loan Documents.

        E.        The aggregate amount of principal and accrued interest outstanding owed by the Loan Parties to Lenders pursuant to the Senior Subordinated Loan Documents as of the close of business on the date hereof is set forth on Schedule D attached hereto.

        F.        Prior to the date hereof, the Loan Parties and the Dissolved Loan Parties defaulted on certain obligations to the Agent and Senior Lenders under a Credit Agreement by and among Agent, Co-Agent and the other Senior Lenders dated February 29, 2000, as amended by that certain First Amendment to Credit Agreement dated June 30, 2000, that certain Second Amendment to Credit Agreement dated July 21, 2000, that certain Third Amendment to Credit Agreement dated April 17, 2001, and that certain Consent and Fourth Amendment to Credit Agreement dated December 6, 2001.

        G.        In connection with such defaults, the Loan Parties and the Senior Lenders are entering into the Fifth Amendment to Credit Agreement of even date herewith (the “Fifth Amendment to Senior Loan Agreement”), pursuant to which Senior Lenders, among other things, are agreeing, subject to the terms thereof, to extend the maturity of the loans thereunder until June 28, 2002, to permit the Loan Parties to continue to borrow under a decreased revolving credit facility, to provide for a new schedule of installment payment of principal, to forego from charging the default interest rate, to amend certain financial covenants contained therein, and to refrain from enforcing their rights and remedies based on existing defaults specifically enumerated therein.

        H.        On the date hereof, the Loan Parties are in default under the Loan Agreement and have requested, and Lenders have agreed to waive such existing defaults.

        I.        The Loan Parties have further requested, and Lenders have agreed, to amend selected provisions of the Loan Agreement.

        J.        Based upon the foregoing recitals, and without waiving any rights or remedies other than those expressly waived herein, each Lender is willing to amend the terms of the Senior Subordinated Loan Documents under the terms and conditions expressly set forth herein.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.        Incorporation of Recitals. The foregoing recitals are incorporated herein by reference and made a part of this Third Amendment.

        2.        Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

        3.        Defaults. The Loan Parties hereby acknowledge, confirm and agree that certain events have occurred, continue to occur or are expected to occur as set forth on Schedule 1 hereto (collectively, the “Existing Defaults”), each of which presently constitutes an Event of Default or Potential Event of Default and, subject to the terms of the Intercreditor Agreement, entitles, or would entitle, Lender to exercise certain rights and remedies under the Loan Agreement.

        4.        Waiver. In reliance upon the representations, warranties and covenants of the Loan Parties contained in this Agreement and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender hereby agrees to waive any and all Existing Defaults through the date hereof. The Loan Parties understand and agree that the waiver contained in this Section 4 relates only to the Existing Defaults, which occurred prior to and are existing and/or continuing as of, the date of this Third Amendment, and that said waiver shall not be construed as Lender’s waiver of, or agreement to waive, any other Events of Default or Potential Events of Default arising hereafter under the Loan Agreement or any other Senior Subordinated Loan Document. Except as limited and/or modified by this Third Amendment and by the documents executed and delivered in connection herewith, the Loan Documents shall be deemed to be in full force and effect during the period of the Agreement, and all provisions of the Loan Agreement relating to the rights and remedies of Lender shall continue to be in effect until such time as all Obligations have been paid in full.

        5.      Amendment of the Loan Agreement. Subject to the Loan Parties' performance of their obligations to Lender hereunder on the date hereof, the parties hereto agree to amend the terms of the Loan Agreement as follows:

(a) The following definition in Section 1.1 of the Loan Agreement shall be deleted in its entirety and replaced with the following:

"'Senior Termination Date' shall mean June 28, 2002."

(b) The following schedules shall be deleted in their entirety and new schedules as attached hereto and bearing corresponding numerical designations shall be substituted therefor: Schedule D (Outstanding Principal and Accrued Interest), Schedule 1 (Existing Defaults), Schedule 4.3 (Capitalization), Schedule 4.10 (Subsidiaries), Schedule 4.12 (Absence of Undisclosed Liabilities), Schedule 4.21 (Affiliate Transactions), Schedule 6.1 (Certain Indebtedness), Schedule 6.2 (Liens), Schedule 6.3 (Contingent Liabilities), Schedule 6.7 (Investments), Schedule 6.10 (Transactions with Affiliates), and Schedule 7.1 (Certain Executive Officers). The following schedules shall be added to the Loan Agreement: Schedule 4.7 (Litigation), Schedule 4.14 (Tax Matters), and Schedule 5.4 (Reporting Requirements).

        6.      Third Amendment Conditions. The Third Amendment and the obligations of Lender contemplated hereby shall be governed by and subject to the following terms and conditions:

(a) receipt of this Third Amendment to Senior Subordinated Loan Documents, duly executed by the Loan Parties;

(b) receipt of the amendment to Intercreditor Agreement, duly executed by Senior Lenders;

(c) receipt of the written opinion of Varnum, Riddering, Schmidt & Howlett LLP, counsel to the Loan Parties, dated as of the date hereof, in form and substance satisfactory to Lender;

(d) receipt of certified copies of all documents evidencing corporate or limited liability company, as may be applicable, action taken by each Loan Party with respect to the consummation of the transactions contemplated by this Third Amendment, including but not limited to, resolutions of the Board of Directors (or an equivalent governing body) of each Loan Party authorizing the execution, delivery and performance by such Loan Party of this Third Amendment;

(e) receipt of a certificate of each Loan Party, signed by its chief executive officer or president, to the effect that: (i) all of the representations and warranties of such party contained in this Third Amendment are true and correct as of the date hereof; (ii) such party has complied with and performed all of the terms, covenants and agreements contained in the Senior Subordinated Loan Documents which are to be complied with or performed by such party on or before the date hereof; (iii) other than the Existing Defaults waived by the Lender pursuant to the terms hereof, no Event of Default or Potential Event of Default has occurred and is continuing; and (iv) no changes to the certificate of incorporation or certification of designation or By-Laws (or equivalent corporate governance documents) of any Loan Party have been made since December 6, 2001;

(f) receipt of (i) the Fifth Amendment to Senior Loan Agreement certified by the President of the Loan Parties to be true and correct and in full force and effect and (ii) any and all other documents, agreements, certificates and instruments executed or delivered in connection therewith (collectively, together with the Fifth Amendment to Senior Loan Agreement, the “Amended Senior Loan Documents”) each in form and substance satisfactory to Lenders in their sole discretion;

(g) receipt of the execution and delivery or obtainment of such other instruments, documents, agreements, certificates, instruments, consents, waivers, opinions and information as Lender may reasonably request;

(h) payment of all legal fees and expenses of counsel to WBMCF related to the process of amending the Original Loan Agreement (including all such fees and expenses relating to the First Amendment, the Second Amendment and this Third Amendment).

The Company shall provide the documents specified in (a) – (h) in a form reasonably acceptable to Lender.

        7.      Representations and Warranties of the Loan Parties. As a further inducement for WBMCF to consent to the transactions contemplated by this Agreement, the Loan Parties hereby represent and warrant to Lender that:

(a) The Loan Parties have the requisite power and authority to execute, deliver and carry out this Agreement and the transactions contemplated hereby.

(b) The execution and delivery of this Agreement, the Fifth Amendment to Senior Loan Agreement and the consummation by the Loan Parties of the transactions contemplated hereby or thereby has been duly authorized by all necessary action and other consents, approvals and the like required on the part of the Loan Parties.

(c) Neither the execution and delivery by the Loan Parties of this Third Amendment or the Amended Senior Loan Documents nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Loan Parties with the terms, conditions and provisions hereof or thereof, shall:

(i) conflict with or result in a breach of the terms, conditions or provisions of;

(ii) constitute a default under;

(iii) result in the creation of any lien, security interest, charge or encumbrance upon its capital stock or assets pursuant to (except those arising pursuant to the Security Agreement or the Mortgage Agreements);

(iv) give any third party the right to accelerate any obligation under;

(v) result in a violation of; or

(vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to;

the certificate or articles of incorporation or by-laws (or equivalent limited liability company governance documents) of the Loan Parties or any law, statute, rule or regulation to which the Loan Parties are subject, or any agreement, instrument, order, judgment or decree to which the Loan Parties are subject.

(d) This Third Amendment and the Amended Senior Loan Documents have been duly and validly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations, and all such obligations of the Loan Parties are enforceable in accordance with their respective terms.

(e) Except for the Existing Defaults, no event has occurred and is continuing and no condition exists which would constitute an Event of Default or Potential Event of Default.

(f) Except for: (i) the representation and warranty set forth in the first sentence of Section 4.4 of the Loan Agreement; (ii) the representations and warranties with respect to the matters disclosed on revised Schedule 4.3 (Capitalization), added Schedule 4.7 (Litigation), revised Schedule 4.10 (Subsidiaries), revised Schedule 4.12 (Absence of Undisclosed Liabilities), added Schedule 4.14 (Tax Matters) and revised Schedule 4.21 (Affiliate Transactions), attached to this Third Amendment; all representations and warranties of the Loan Parties in the Loan Agreement remain true and correct as of the date hereof as though originally made on and as of the date hereof and will be true and correct after giving effect to the amendments set forth in Section 5 hereof.

(g) Each Loan Party represents that: (a) it has no intention to file or acquiesce in the filing of any bankruptcy or insolvency proceeding hereafter, absent Lender’s approval of such proceeding; and (b) the period commencing on the Third Amendment Closing Date and ending on the Senior Termination Date is sufficient for such Loan Party to accomplish the commitments it has undertaken in this Third Amendment.

(h) The Company represents and warrants that it is currently eligible to register the resale of the Warrant Shares and all Registrable Securities by Holder on a Registration Statement on Form S-3 under the Securities Act for the account of Holder (and not for or on behalf of the Company).

        8.      Consent. Lender agrees that the execution of this Third Amendment shall constitute the consent of Lender to the Montpelier Sale (as defined in Section 1.3(o) of the Fifth Amendment to Senior Loan Agreement), solely in accordance with the terms and conditions of such Section 1.3(o) of the Fifth Amendment to Senior Loan Agreement and further provided that the consent of Senior Lenders to the Montpelier Sale is effective. Lender also consents to the item referred to in Section 1.3 (c)(iii) of the Fifth Amendment to Senior Loan Agreement, provided that the consent of the Senior Lenders to that item is effective.

        9.      Release and Indemnity.

(a) Each Loan Party does hereby release and forever discharge Lender and each Affiliate thereof and each of their respective employees, officers, directors, partners, trustees, agents, attorneys, successors, assigns or other representatives from any and all claims, demands, damages, actions, cross-actions, causes of action, costs and expenses (including legal expenses), of any kind or nature whatsoever, whether based on law or equity, which any of said parties has held, whether known or unknown, for or because of any matter or thing done, omitted or suffered to be done on or before the actual date upon which this Third Amendment is signed by any of such parties (i) arising directly or indirectly out of this Third Amendment, or any other documents, instruments or any other transactions relating thereto and/or (ii) relating directly or indirectly to all transactions by and between each Loan Party and WMBCF or any of its respective directors, partners, officers, agents, employees, attorneys or other representatives.

(b) Each Loan Party shall and hereby does indemnify each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by any Loan Party of the proceeds of any extension of credit under this Third Amendment or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Senior Subordinated Loan Documents, and the Loan Parties shall reimburse each Lender and each Affiliate thereof and their respective directors, partners, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified or in connection with disputes exclusively between Lenders.

(c) Without limiting any provision of this Third Amendment, it is the express intention of the parties hereto that each Person to be indemnified hereunder or thereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages: (i) arising out of or resulting from the sole ordinary or contributory negligence of such Person or (ii) imposed upon said party under any theory of strict liability. Without prejudice to the survival of any other obligations of the Loan Parties hereunder and under the other Senior Subordinated Loan Documents, the obligations of the Loan Parties under this Section 8 shall survive the termination of the Senior Subordinated Loan Documents and the payment of the Obligations.

        10.    Miscellaneous.

(a) Further Assurances. The Loan Parties shall, from time to time at the request of Lender, do all further acts and things as may in the opinion of Lender be necessary or advisable to effectuate the transaction and other matters contemplated hereby, including, without limitation, the modification of or amendment to any other agreements, certificates or instruments to which the Loan Parties are a party.

(b) Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall be in accordance with Section 8.6 of the Loan Agreement.

(c) Joint and Several Liability. Except as specifically set forth herein, the liability of each Loan Party under this Third Amendment and the other agreements in general shall be joint and several, and each reference herein to the Loan Parties shall be deemed to refer to each such Loan Party. In furtherance and not in limitation of Lender’s rights and remedies hereunder or at law, Lender may proceed under this Agreement and the other agreements against any one or more of the Loan Parties in their absolute and sole discretion for any of the obligations of the Loan Parties or any other liability or obligation of the Loan Parties arising hereunder.

(d) Survival. All representations, warranties, covenants, indemnifications, consents and agreements of the Loan Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Third Amendment and, except as set forth otherwise herein, shall remain in effect through the date that all amounts due hereunder are paid to Lender.

(e) Entire Agreement. This Third Amendment and the instruments to be delivered by the parties pursuant to the provisions hereof constitute the entire agreement between the parties hereto with respect to the subject matter hereof. The provisions of this Third Amendment may be modified, amended or waived, but only by a written instrument signed by the Loan Parties and Persons with at least fifty percent (50%) interest in and rights under the Senior Subordinated Note at the time such modifications, amendments or waivers are taken.

(f) Counterparts. This Third Amendment may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

(g) Captions. Section captions used in this Third Amendment are for convenience only, and shall not affect the construction of this Third Amendment.

(h) No Further Amendments. Except as specifically amended hereby, the terms and provisions of the Loan Agreement shall remain in full force and effect.

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        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Senior Subordinated Loan Documents to be executed and delivered by their duly authorized officers as of the day and year first above written.

WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P.
By:	William Blair Mezzanine Capital Partners III, L.L.C., its general partner By: /s/ Terrance M. Shipp Name: Terrance M. Shipp Title: Managing Director

COUNTERPART SIGNATURE PAGE

THIRD AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS

Emilie D. Wierda Living Trust dated 3/1/94

By:  /s/ Craig Wierda
Name:  Craig Wierda
Title:     Trustee

    /s/ William Beckman
William Beckman

    /s/ Thomas Wallace
Thomas Wallace

Craig Wierda Grantor Retained Annuity Trust, dated
January 31, 1994

By:  /s/ Greg Bego
      Greg Bego, Trustee

Emilie Wierda Grantor Retained Annuity Trust, dated
January 31, 1994

By:  /s/ Greg Bego
Greg Bego, Trustee

COUNTERPART SIGNATURE PAGE

THIRD AMENDMENT TO SENIOR SUBORDINATED LOAN DOCUMENTS

CLARION TECHNOLOGIES, INC.

By:  /s/ William Beckman
      William Beckman, President

CLARION REAL ESTATE, L.L.C.

By:  /s/ William Beckman
      William Beckman, President

MITO PLASTICS, INC.

By:  /s/ William Beckman
William Beckman, President

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